77Q1
Barrett Opportunity Fund, Inc.

Sub-Item 77Q1 (Exhibits)
Registrant incorporates by reference Registrants
497 Pro
dated December 27, 2006 filed  on December 27, 2006.
(Accession No. 0001193125-06-260467)